UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21 , 2012

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60131
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 21, 2012 (the “Grant Date”), the Board of Directors of Rubicon Technology, Inc. (the “Company”) approved a grant of options to purchase 110,000 shares of common stock of the Company to Raja Parvez, the Company’s chief executive officer. Mr. Parvez’s options are performance-based and vest upon the achievement of specified annual revenue and earnings targets by December 31, 2012, provided that Mr. Parvez is employed by the Company on December 31, 2012. The options have an exercise price of $10.43 and expire ten years from the Grant Date. The options are otherwise subject to the standard terms and conditions of the Rubicon Technology, Inc. 2007 Stock Incentive Plan.

On the Grant Date, the Board of Directors of the Company also approved a grant of options to purchase 55,000 shares of common stock of the Company to William F. Weissman, the Company’s chief financial officer. Mr. Weismann’s options are performance-based and vest upon the achievement of specified annual revenue and earnings targets by December 31, 2012, provided that Mr. Weissman is employed by the Company on December 31, 2012. The options have an exercise price of $10.43 and expire ten years from the Grant Date. The options are otherwise subject to the standard terms and conditions of the Rubicon Technology, Inc. 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: May 25, 2012	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer